Exhibit 99.2

E2open, Inc.

E2open, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On July 30, 2013, E2open, Inc., a Delaware corporation (E2open), ICON-SCM AG, a German stock corporation (ICON), ICON Gesellschaft Für Supply Chain Management mbH, a German limited liability company (Seller), and Drs. Michael Keppler and Kurt Mannchen (the Founders) entered into a definitive share purchase agreement (the Agreement) whereby E2open acquired from Seller, on the same date, all of the outstanding shares of ICON. ICON is an integrated supply chain planning and collaboration solutions provider headquartered in Karlsruhe, Germany.

The total purchase price was €20 million (approximately $26.6 million), comprising cash payments to the sellers of €13.3 million ($17.8 million), and issuance of 451,593 shares of E2open common stock to the sellers, with an approximate value of €6.7 million ($8.8 million) as of the closing date. Of this initial payment, €4.0 million ($5.4 million) is planned to be held in escrow to be released after reducing the amount by any entitled claims for damages through the escrow expiration date of July 31, 2014.

The following unaudited pro forma condensed combined financial information for E2open gives effect to the acquisition of ICON as if the acquisition was completed on March 1, 2012. The unaudited pro forma condensed combined statement of operations for the year ended February 28, 2013 was prepared by combining (1) the statement of operations in E2open’s audited historical consolidated financial statements included in E2open’s Annual Report on Form 10-K for the year ended February 28, 2013 with (2) the statement of operations derived from ICON’s audited historical financial statements prepared based on generally accepted accounting principles in Germany (German GAAP) as of and for the year ended December 31, 2012, included in the Current Report on Form 8-K/A filed with the SEC on October 10, 2013, being ICON’s most recent fiscal year end that ended within 93 days of E2open’s most recent fiscal year ended February 28, 2013. For the presentation of the proforma financial information included here ICON’s audited financial statements were translated from Euros to US Dollars using the average rate of exchange of €1: $0.78 and were adjusted to conform to generally accepted accounting principles in the United States (US GAAP). The material differences between ICON’s historical statement of operations prepared on the basis of German GAAP and US GAAP are described in Notes 1 and 2 to the following proforma statement of operations. The unaudited proforma condensed combined statement of operations for the nine months ended November 30, 2013 was prepared by combining the (1) the statement of operations in E2open’s unaudited historical condensed consolidated financial statements included in E2open’s Quarterly Report on Form 10-Q for the nine months ended November 30, 2013 with (2) the statement of operations derived from ICON’s unaudited historical statement of operations prepared based on generally accepted accounting principles in Germany (German GAAP) for the five month period from March 1, 2013 to July 30, 2013, not included in this Current Report on Form 8-K/A. For the presentation of the proforma financial information included here ICON’s audited financial statements were translated from Euros to US Dollars using the average rate of exchange of €1: $0.77 and were adjusted to conform to generally accepted accounting principles in the United States (US GAAP). The material differences between ICON’s historical statement of operations prepared on the basis of German GAAP and US GAAP are described in Notes 1 and 2 to the following proforma statement of operations.

The acquisition is reflected in E2open’s condensed consolidated balance sheet included in E2open’s Quarterly Report on Form 10-Q for the nine months ended November 30, 2013 and, as such, a proforma balance sheet as of November 30, 2013 is not required to be presented.

The acquisition has been accounted for under the acquisition method of accounting in accordance U.S. GAAP. Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets acquired and liabilities assumed of ICON based on management’s preliminary estimates of the representative fair values with the excess consideration over the net assets acquired allocated to goodwill. The allocation of the estimated purchase price is preliminary pending finalization of these estimates and analyses. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

Certain reclassifications were made to conform ICON’s historical German GAAP statements of operations to E2open’s US GAAP statements of operations.

E2open, Inc.

Unaudited Pro forma Condensed Combined Financial Information

Unaudited Pro forma Condensed Combined Statement of Operations for E2open, Inc. for the twelve months ended February 28, 2013 and for ICON-SCM AG for the twelve months ended December 31, 2012

(in thousands except per share data)

	Historical						Pro-forma
	E2open	ICON
	Twelve months ended
	February 28, 2013	December 31, 2012
			US GAAP Adjustments
		German GAAP	Consolidation of subsidiaries (see Note 1)	Other US GAAP Adjustments		US GAAP	Adjustments		Combined
Revenue:
Subscriptions and support	$44,235	$4,039	$—	—		$4,039	$—		$48,274
License	—	845	—	996	(2a)	1,841	—		1,841
Professional services and others	30,703	4,582	—	—		4,582	—		35,285

Total revenue	74,938	9,466	—	996		10,462	—		85,399
Cost of revenue:
Cost of subscriptions and support	8,359	1,850	(302)	(601	) (2b)	947	—		9,306
Cost of license	—	—	—	—		—	—		—
Cost of professional services and others	14,953	5,995	(368)	—		5,628	—		20,581
Amortization of acquired intangibles	—	—	—	—		—	1,400	(3a)	1,400

Total cost of revenue	23,312	7,845	(670)	(601)		6,575	1,400		31,287
Gross profit:
Subscriptions and support	35,876	2,189	302	601	(2b)	3,092	(1,400	) (3a)	37,568
License	—	845	—	996		1,841	—		1,841
Professional services and others	15,750	(1,413)	368	—		(1,046)	—		14,704
Amortization of acquired intangibles	—	—	—	—		—	—		—

Total Gross profit	51,626	1,621	670	1,597		3,887	(1,400)		54,112
Operating expenses:
Research and development	14,999	2,443	(715)	—		1,728	—		16,727
Sales and marketing	28,222	2,772	939	—		3,711	—		31,933
General and administrative	8,413	2,436	449	(122	) (2b)	2,763	—		11,176
Acquisition-related expenses	—	—	—	—		—	—		—
Amortization of acquired intangibles	—	—	—	—		—	1,180	(3a)	1,180

Total operating expenses	51,634	7,651	673	(122)		8,202	1,180		61,016
Income (loss) from operations	(8)	(6,030)	(3)	1,719		(4,315)	(2,580)		(6,903)
Interest income	97	1	—	—		1	(39	) (3b)	59
Interest expense	(247)	(250)	—	—		(250)	238	(3c)	(259)
Other expense, net	(288)	122	(11)	(16	) (2c)	95	—		(193)

Total interest and other expense, net	(438)	(127)	(11)	(16)		(154)	199		(392)

Net income (loss) before income taxes	(446)	(6,157)	(14)	1,703		(4,469)	(2,381)		(7,295)
Provision for income taxes	(264)	—	(1)	—	(2e)	(1)	—		(265)

Net income (loss)	$(710)	$(6,157)	$(15)	1,703		$(4,470)	$(2,381)		$(7,561)

Net loss per share:
Basic	$(0.04)								$(0.42)

Diluted	$(0.04)								$(0.42)

Weighted average shares used to compute net loss per share:
Basic	17,490								17,942 (a)

Diluted	17,490								17,942 (a)

(a)	Including weighted average shares issued for the ICON acquisition

E2open, Inc.

Unaudited Pro forma Condensed Combined Financial Information

Unaudited Pro forma Condensed Combined Statement of Operations for the nine months ended November 30, 2013

(in thousands, except per share data)

	Historical						Pro-forma
		ICON
			US GAAP Adjustments
	E2open	German GAAP	Consolidation of subsidiaries (see Note 1)	Other US GAAP Adjustments		US GAAP	Adjustments		Combined
Revenue:
Subscriptions and support	$40,125	$1,629	$—	—		$1,629	$—		$41,754
License	—	242	—	148	(2a)	390	—		390
Professional services and others	11,746	1,811	—	—		1,811	—		13,557

Total revenue	51,871	3,682	—	148		3,830	—		55,701
Cost of revenue:
Cost of subscriptions and support	7,942	338	(236)	—		102	—		8,044
Cost of license	—	—	—	—		—	—		—
Cost of professional services and others	12,852	1,359	(234)	—		1,125	—		13,977
Amortization of acquired intangibles	466	—	—	—		—	583	(4a)	1,049

Total cost of revenue	21,260	1,697	(470)	—		1,227	583		23,070
Gross profit:
Subscriptions and support	31,717	1,291	236	—		1,527	(583	) (4a)	32,661
License	—	242	—	148	(2a)	390	—		390
Professional services and others	(1,106)	452	234	—		686	—		(420)

Total Gross profit	30,611	1,985	470	148		2,603	(583)		32,631
Operating expenses:
Research and development	13,705	355	20	—		375	—		14,080
Sales and marketing	26,334	2,120	282	—		2,402	—		28,736
General and administrative	7,502	1,033	568	(281	) (2b)	1,320	—		8,822
Acquisition-related expenses	1,131	—	—	—		—	(1,131	) (4d)	—
Amortization of acquired intangibles	394	—	—	—		—	492	(4a)	886

Total operating expenses	49,066	3,508	870	(281)		4,097	(639)		52,524

Income (loss) from operations	(18,455)	(1,523)	(400)	429		(1,494)	56		(19,893)
Interest income	85	19	—	—		19	(32	) (4b)	72
Interest expense	(145)	(244)	—	—		(244)	247	(4c)	(142)
Other (income) expense, net	(319)	3,241	3	(3,220	) (2d)	24	—		(295)

Total interest and other (income) expense, net	(379)	3,016	3	(3,220)		(201)	215		(365)

Net income (loss) before income taxes	(18,834)	1,493	(397)	(2,791)		(1,695)	271		(20,258)
Benefit from (provision for) income taxes	135	—	(2)	—	(2e)	(2)	—		133

Net income (loss)	$(18,699)	$1,493	$(399)	(2,791)		$(1,697)	$271		$(20,125)

Net loss per share:
Basic	$(0.72)								$(0.76)

Diluted	$(0.72)								$(0.76)

Weighted average shares used to compute net loss per share:
Basic	26,061								26,311 (a)

Diluted	26,061								26,311 (a)

(a)	Including weighted average shares issued for the ICON acquisition

E2open, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	US GAAP adjustment to the unaudited pro forma condensed combined Statements of Operations reflecting consolidation of wholly-owned subsidiaries

ICON qualifies as a small limited company as defined by Section 267, Paragraph 1 in connection with Paragraph 4 of the German Commercial Code (“HGB”). Pursuant to such regulation (as enacted in the version of the Accounting Modernization Law of May 29, 2009), the Company is only required to present stand-alone, unconsolidated financial statements prepared in accordance with German statutory accounting and reporting requirements (“German GAAP”). Under US GAAP, consolidated financial statements are required when there is a controlling financial interest held by a parent in its subsidiaries. These adjustments reflect the consolidation of the wholly owned subsidiaries. The net impact of this consolidation is the elimination of inter-company charges for services rendered by the subsidiaries to the parent and inclusion of the personnel and related costs incurred by the subsidiaries.

2.	US GAAP adjustments to the unaudited pro forma condensed combined Statements of Operations combining Statement of Operations for E2open, Inc. for the twelve months ended February 28, 2013 and for ICON for the twelve months ended December 31, 2012, and the combined Statement of Operations for the nine months ended November 30, 2013

The unaudited pro forma condensed combined statements of operations were adjusted to present the financial statements on a US GAAP basis:

(a) Revenue recognition

The Company generates a significant amount of its revenue by licensing software to customers. The Company licenses software to customers through sales directly to customers (direct sales) and through a distributor network of resellers who sell the Company’s software to end users (indirect sales). Both sales channels typically allow the end customer to take possession of the software. Maintenance and support (“post contract support” or “PCS”) is always sold with a software license, which is generally billed on an annual or quarterly basis. Additional services, including hosting and consulting services, are also occasionally sold with the software license. Consulting services are billed on a fixed fee or time and materials basis and are not considered to be essential to the functionality of the software as these services are available from other vendors. As a result of the various product and service offerings provided to customers, most transactions represent multiple element arrangements.

Software licenses sold through the direct sales channel generally include a perpetual license that requires the customer to have an active PCS contract in order for the customer to continue to retain the rights to use the license after the initial contract term. Software licenses sold through the Company’s reseller have been determined to include a perpetual license; however, an active PCS contract is not a mandatory requirement for the customer to continue to use the software.

Under German GAAP, regardless of the sales channel, revenues from multiple element contracts are recognized upon delivery or customer acceptance, as applicable. Revenues from software are recorded when software is delivered, which is generally through electronic download. Revenue from post contract support services are recognized ratably over the term of the maintenance agreement, which is generally one year but can occasionally be as long as three years. Revenues from consulting services are recognized when the consulting services are rendered. Revenues are only recognized to the extent that the Company has evidence of an agreement, the prices are fixed or determinable and delivery has occurred.

Under US GAAP, the Company recognizes revenues when the following four criteria are met: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) our price to the customer is fixed or determinable, and 4) collectability of the fees is probable.

When sales arrangements are comprised of multiple elements that include software, the fee received from the customer is allocated to each element of the arrangement based on vendor-specific objective evidence (“VSOE”) of fair value. VSOE is determined based on the price charged when the element is sold separately.

Although direct sales contracts describe the license being sold as a perpetual license, because the contracts generally require the customer to renew PCS after the initial term for the customer to continue to have the right to use the software license, they are effectively considered, under US GAAP, to be a series of term-based licenses. Each renewal contract is deemed to be a renewal of both the license and the PCS. As a result, the Company is unable to establish VSOE of fair value for either the license or the PCS because neither is sold separately. In most cases, direct sales’ renewal periods are one year and relatively consistent with normal pricing practices such that the total arrangement should be bundled together and revenue should be recognized ratably over the initial contract term.

E2open, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Indirect sales contracts provide end customers with a perpetual license to use the software and PCS for a defined term. The Company receives from the reseller a fixed royalty percentage for the sale of the license and the related PCS based on the selling price of the software. The Company is contractually entitled to receive the same royalty rate for PCS in renewal periods. Because the stated renewal rate is deemed to be substantive, under US GAAP VSOE of fair value for PCS has been established. Consequently, for indirect sales transactions the software license and PCS are determined to be separate units of accounting such that revenue is allocated to each deliverable based on its fair value, with the software license being recognized upon delivery and PCS being recognized ratably over the initial contractual term as the services are performed.

Analysis of historical pricing practices demonstrated that a substantial majority of consulting services are consistently priced on a stand-alone basis within a reasonably narrow pricing range to establish VSOE of fair value for indirect sales. However, for direct sales, pricing of stand-alone consulting services has only been consistently applied to establish VSOE of fair value in 2011. Subsequent years pricing practices have not evidenced similar pricing consistency and therefore it has been determined that VSOE of fair value has not been established in 2012 or 2013. Consequently, for indirect sales transactions the Company is able to allocate the sales price to consulting services based on its fair value and recognize revenue as the services are performed. However, because VSOE of fair value has not been established for PCS on direct sales software and post contract support services revenues are recognized ratably over the service period as a single element once software is delivered.

(b) Accounting for software development costs

Under German GAAP, costs to acquire and develop software to be sold to third parties may be recorded as an intangible asset based on the acquisition cost. In 2010, the Company acquired an intangible asset in the amount of €2,811,000, which is being amortized on a straight-line basis over the estimated useful life of five years.

Under US GAAP, costs incurred to develop software that will be sold to third parties may be recorded from the point at which the Company has established technological feasibility until the time the software becomes available for general release to customers. The period in which the costs were incurred to develop the software initially capitalized under German GAAP preceded the establishment of technological feasibility and should be expensed as incurred. In the reconciliation of net (loss) income in Note E section 3(a), the annual and semiannual amortization of these intangible assets is being reversed to remove the impact to the statement of operations. In the reconciliation of shareholders equity in Note F(b), the remaining carrying amount for the respective periods is being eliminated as software development costs should not have been capitalized under US GAAP.

(c) Bad debt allowance

Under German GAAP, bad debt allowance is recorded based on the principle of prudent accounting. Under US GAAP losses from uncollectible receivables shall be accrued when both of the conditions are met: (a) information available before the financial statements are issued or are available to be indicates that it is probable that an asset has been impaired at the date of the financial statements, and (b) the amount of the loss can be reasonably estimated. The Company does not have a history of significant write-offs and there is no indication of impairment of receivables outstanding as of the date of the balance sheets presented. As such, to conform with US GAAP, the Company recorded an adjustment to reverse the bad debt allowance.

E2open, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(d) Extinguishment of debt from parent company

The Company recorded a $3.2 million gain on extinguishment of debt from its parent company prior to acquisition. Under US GAAP, extinguishment transactions between related entities may be in essence a capital transaction. To conform with US GAAP, the Company recorded an adjustment to reverse the gain on debt extinguishment.

(e) Income tax effects of reconciling items

No difference has been recognized with respect to the income tax effects of reconciling items, as amongst other things, the Company is in a tax loss position and consequently, a full valuation allowance has been recognized against the relevant net deferred tax asset.

E2open, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

3.	Adjustments to the unaudited pro forma condensed combined Statement of Operations combining Statement of Operations for E2open, Inc. for the twelve months ended February 28, 2013 and for ICON for the twelve months ended December 31, 2012

The adjustments to the unaudited pro forma condensed combined statements of operations have been calculated assuming the acquisition occurred as of March 1, 2012, and are as follows:

(a)	To reflect the amortization of intangible assets resulting from the ICON acquisition. As of the date of acquisition, the identifiable intangibles are comprised of developed technology of approximately $7.0 million and a customer relationship intangible of approximately $5.9 million. The Company is currently evaluating the expected useful of these identifiable intangible assets and they may range up to 5 years. The pro-forma financial statements include the amortization of developed technology in cost of revenues and amortization of customer relationship intangible in operating expenses based on preliminary useful life of 5 years.

(b)	To reflect the decrease of interest income arising from the reduction of investments for payment of the purchase price.

(c)	To reflect the decrease of interest expense arising from settlement of debt assumed from the ICON acquisition.

The statement of operations of ICON presented in the pro-forma condensed combined statements of operations were translated from Euros to US Dollars using the average rate of exchange of €1 : $0.78 for year ended December 31, 2012.

4.	Adjustments to the unaudited pro forma condensed combined Statement of Operations for the nine months ended November 30, 2013

The adjustments to the unaudited pro forma condensed combined statements of operations have been calculated assuming the acquisition occurred as of March 1, 2012, and are as follows:

(a)	To reflect the amortization of intangible assets resulting from the ICON acquisition. The amortization of intangible assets is described in Note 1.

(b)	To reflect the decrease of interest income arising from the reduction of short-term investments for payment of the purchase price.

(c)	To reflect the decrease of interest expense arising from settlement of debt assumed from the ICON acquisition.

(d)	To reflect the reversal of acquisition-related costs incurred from the ICON acquisition.

The statement of operations of ICON presented in the pro-forma condensed combined statements of operations represents their results of operations from March 1, 2013 through July 29, 2013, the date prior to the acquisition. ICON’s results of operations were consolidated to E2open from the acquisition date.

The statement of operations of ICON presented in the pro-forma condensed combined statements of operations were translated from Euros to US Dollars using the average rate of exchange of €1 : $0.77 for the period from March 1, 2013 through July 29, 2013.

5.	ICON revenue and net loss for the period excluded in both the annual and interim pro forma condensed combined statement of operations

The unaudited pro forma condensed combined statements of operations presented include ICON’s statement of operations for the twelve months ended December 31, 2012, and statement of operations for the five month period from March 1, 2013 through July 29, 2013, the date prior or to the acquisition. ICON’s revenue and net loss for the two month period from January 1, 2013 to February 28, 2013, the period excluded in both the annual and interim pro forma condensed combined statement of operations, were $1.3 million and $(1.1) million.